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                                                                    EXHIBIT 4. F
                          AMENDMENT TO TRUST AGREEMENT



       Ford Motor Company (hereinafter called the "Company") and Comerica Bank (as successor in interest to Manufacturers National Bank of Detroit) (hereinafter called the "Trustee") hereby amend the Trust Agreement dated January 13, 1956 between the Company and the Trustee, as amended effective January 1, 1977; January 1, 1970; July 1, 1973; and April 30, 1974
(hereinafter called the "Trust Agreement"), as follows:

       1.   The following section replaces Section 5 of the Trust Agreement:

          "Section 5.  The Trustee shall invest and reinvest the principal and income of the Trust Assets and keep the Trust Assets invested according to the investment elections of the Members under the Plan without distinction
between principal and income.   The Trustee, in its discretion, may keep such
portion of Trust Assets in cash or cash balances as the Trustee may deem sufficient in its opinion to enable it to carry out the purposes of the Plan.

          Investments in the Bond Fund made pursuant to the Plan shall be segregated from other Trust Assets, and the Trustee shall keep separate
records of account for the Bond Fund.   The principal and income from the Bond
Fund shall be invested and reinvested by the Trustee as directed by a person, company, corporation or other organization appointed by the Company ("Bond Fund Manager").

          The Trustee shall notify the Bond Fund Manager promptly whenever
funds are received for investment by the Bond Fund Manager.   The Trustee
shall promptly notify the Bond Fund Manager in writing whenever any transaction directed by such Manager has been accomplished. The Trustee shall supply to
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the Bond Fund Manager such other reports as from time to time may be agreed upon by the Company, the Trustee and the Bond Fund Manager.

         The Trustee shall be under no duty to question any direction of the Bond Fund Manager, or to review the securities held by or at the direction of the Bond Fund Manager, or to make any suggestions to the Bond Fund Manager with respect to the investment and reinvestment of assets held by or at the direction of the Bond Fund Manager. The Trustee shall be fully protected with regard to assets held by or at the direction of the Bond Fund Manager in acting in accordance with, or omitting to act in the absence of, directions from the Bond Fund Manager and shall be under no liability for any loss of any kind which may result by reason of any action taken or omitted by it in accordance with any direction of the Bond Fund Manager or by reason of inaction in the absence of directions from the Bond Fund Manager. The Trustee may delegate to the Bond Fund Manager the power to act as its agent and attorney-in-fact to buy, sell and trade in assets of the Bond Fund Account held by or at the direction of the Bond Fund Manager.

         The Trustee shall keep separate records of account for the Income Fund, of payments made to, and payments received from, Accumulation Fund Managers and of Interests in Accumulation Funds pursuant to the Plan.

         Investments in the Common Stock Fund made pursuant to the Plan shall be segregated from other Trust Assets, and the Trustee shall keep separate
records of account for the Common Stock Fund.   The principal and income in
the Common Stock Fund account shall be invested and reinvested by the Trustee in its collective funds in accordance with the provisions of the Plan."
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       2.   The following section replaces Section 7 of the Trust Agreement:

          "Section 7.   In addition to and not by way of limitation of the
powers now or hereafter vested in the Trustee by law, this Agreement, or the provisions of the Plan, the Trustee shall have the following powers and authority in the investment and administration of the Trust Assets in its discretion, except that, with respect to the Trust Assets in the Bond Fund, it is empowered to exercise the powers listed below in subsections (a) and (b) only upon the direction of the Bond Fund Manager and except, further, that, with respect to the Trust Assets in the Common Stock Fund, it is empowered to exercise the powers listed below only in connection with its collective funds:

     (a) To sell, exchange, convey, transfer or otherwise dispose of any Trust Asset by private contract or at public auction, and no person dealing with the Trustee shall be bound to see to the application of the proceeds or to inquire into the validity, expediency or propriety of any such sale or other disposition; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto;

     (b) to vote any stocks, bonds or other securities, except that shares of Company stock will be voted in accordance with the provisions of paragraph XXIV of the Plan; to give general or special proxies or powers of attorney with or without power of substitution; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith, and generally to exercise any of the powers
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          of an owner with respect to stocks, bonds, securities or other property held among the Trust Assets;

    (c) subject to the provisions of the Plan, to hold Trust Assets in the name of a nominee of the Trustee without disclosure of the Trust or to hold securities in bearer form, but no registration or holding by the Trustee shall relieve the Trustee from its responsibility for the safe custody of Trust Assets and disposition thereof in accordance with the terms and provisions of this Agreement;

    (d) to make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;


    (e) to employ suitable agents to accomplish any function of the Trustee and to employ counsel and to pay their reasonable expenses and compensation; and

    (f) to accomplish any function of the Trustee, including investment decisions, by arrangement with a subsidiary or an affiliate of the Trustee."

          3.   The following section replaces Section 9 of the Trust
Agreement:

          "Section 9. All income or other taxes of any kind whatsoever, if any, that may be levied or assessed under existing or future laws upon or in respect of the trust assets or any income included therein shall be paid by the Trustee out of the trust assets, and shall be reported by the Trustee to the Committee for allocation and charging to the respective accounts of the members in such manner as the Committee and the Trustee shall determine.
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        All brokerage commissions and transfer taxes incurred in the purchase, sale or trade of securities or other investments in the Common Stock Fund, the Current Interest Fund and the Bond Fund will be paid by the Trustee from the Trust Assets held in the Common Stock Fund, the Current Interest Fund and the Bond Fund, respectively, and all brokerage commissions, transfer taxes, related fees and other expenses incurred in the purchase, sale, or trade of securities or other investments held in any common, collective or commingled fund in which the Common Stock Fund, the Current Interest Fund or the Bond Fund may have an interest will be paid from the assets in such common, collective or commingled fund. Bond Fund management fees shall be paid from assets in the Bond Fund. All brokerage commissions, fees and transfer taxes incurred in connection with the purchase or sale of Company stock by the Trustee will be paid by the Trustee from the trust assets
available for investment in Company stock.   Except as aforesaid, all expenses
and fees incurred or charged by the Trustee in connection with the exercise or performance of its powers and duties hereunder, including, without limiting the generality thereof, such compensation to the Trustee as may be agreed from time to time by the Company and the Trustee, reasonable fees for legal services rendered to the Trustee (whether in connection with any litigation or otherwise) and expenses and any losses incurred by the Trustee in connection with payment of cash settlements for fractional interests in securities, shall be borne by the Company, provided, however, that expenses of administering the Plan shall be paid from assets attributable to Company contributions that shall have been forfeited, in accordance with the provisions of the Plan."
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         4.  The foregoing amendments are effective as of January 1, 1993 or such earlier date as provided in the Plan.

         Executed as of the 10th day of December, 1993 to be effective as provided above.

                                         FORD MOTOR COMPANY

                                         By    /s/ D. N. McCammon
                                               ------------------
                                                   D. N. McCammon
                                          Vice President-Finance and Treasurer


                                         COMERICA BANK

                                         By   /s/ James A. McIntosh
                                             ----------------------
                                                  James A. McIntosh
                                                    Vice President